UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-172647 (Commission File Number)	46-3522381 (IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 11, 2016, Dr. Larry Altstiel resigned from his position as a member of the board of directors (the “Board”) of Neurotrope, Inc. (the “Company”) and its subsidiaries and as a member of all committees of the Board on which he serves. Dr. Altstiel’s resignation was not related to any disagreement with the Board on any matter relating to the operations, policies or practices of the Company.

(d)           On February 15, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Dr. Susanne Wilke, Ph.D., M.B.A., as a member of the Company’s Board effective immediately, to fill the vacancy created by the resignation of Dr. Altstiel from the Board and to hold office until her successor is duly elected and qualified. Dr. Wilke will serve on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.

Dr. Wilke has years of experience in the biotechnology industry, with a focus on the pharmaceutical, diagnostic and therapeutic fields. Since August 2011, Dr. Wilke has served as President and Chief Executive Officer at CrossBridge International, LLC, an advisory firm she co-founded that specializes in integrating proprietary scientific developments with marketing and financial planning services. From January 2011 through August 2011, Dr. Wilke served as a consultant at The Monitor Group in New York. Her previous employment experience includes positions as Director of Worldwide New Product Assessment for General Medicine and Specialty Pharmaceuticals at Forest Laboratories, as Senior Associate and later Principal at NGN Capital, as Kauffman Fellow in Venture Capital at Schroder Ventures Life Sciences and as Project Leader for Metabolic Diseases at Hoffmann-La-Roche.

Dr. Wilke holds a B.A. in Chemistry from Loyola University, a PhD in Organic Chemistry/Biochemistry and Drug Development from the University of Illinois and an M.B.A. from the Dartmouth Tuck School of Business.

As a non-employee director, Dr. Wilke is entitled to receive cash compensation and grants of stock options, restricted stock units or other equity awards in accordance with the arrangements in effect for non-employee directors of the Company. In connection with her appointment to the Board, Dr. Wilke will receive a grant of options to purchase up to 250,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). In addition, Dr. Wilke will also receive a grant of options to purchase up to 50,000 shares of Common Stock for her service on the committees of the Board.

There are no arrangements or understandings between Dr. Wilke and any other person pursuant to which she was selected as a director. The Company is not aware of any transaction in which Dr. Wilke has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein
Name:	Robert Weinstein
Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer

February 18, 2016